Exhibit 10.10

Confidential

Execution Copy

SIXTH ADDENDUM

TO THE RESEARCH AND LICENSE AGREEMENT

This Sixth Addendum to Research and License Agreement (the “Sixth Addendum”) is made by and between The Technion Research & Development Foundation Ltd. (“TRDF”) and Eloxx Pharmaceuticals Ltd. (“Eloxx”).

WHEREAS, TRDF and Eloxx are parties to a Research and License Agreement with an effective date of August 29· 2013, as amended on November 26, 2013, January 14, 2014, June 9, 2014, August 3, 2014, January 21, 2015, February 9, 2015, April 29, 2015 and June 2, 2015 (collectively, the “Agreement”); and

WHEREAS, the parties desire to continue the relationship contemplated by the Agreement and to further amend the Agreement as set forth herein;

Now, therefore, the parties hereby agree as follows:

1.	Unless otherwise defined herein, capitalized terms used in this Sixth Addendum shall have the meanings assigned thereto in the Agreement.

2.	Subject to the terms and conditions contained herein and in the Agreement, TRDF hereby assigns to Eloxx all rights and title in and to the patents listed in Exhibit A attached hereto (the “Assigned Patents”). Eloxx hereby undertakes not to further assign and/or transfer the Assigned Patents nor incur any lien or other encumbrance upon the Assigned Patents, except in accordance with the terms and provisions of the Agreement, including, inter alia, Section 14.10. It is hereby clarified that such assignment shall not change the terms of the license granted to Eloxx with respect to such Assigned Patents nor shall it relieve or derogate from TRDF’s rights to receive royalties for such Assigned Patents in accordance with the terms of the Agreement.

3.	Upon termination of the Agreement, for any reason, such rights and title with respect to the Assigned Patents shall be promptly delivered and assigned back to TRDF without the need for any notice or additional action by TRDF. Any existing agreements that contain a sublicense of the Assigned Patents shall be treated according to the provisions of Section 12.3.1 to the Agreement. If and to the extent any additional action is required from Eloxx in order to perfect or enforce or effectuate the title and interest therein, as described above, including to effect or confirm the formal transfer thereof to TRDF, during and after the term of the Agreement, Eloxx shall fully cooperate with TRDF and shall take any and all necessary or desirable actions immediately upon the request of TRDF and shall provide any and all assistance, including the preparation or execution, as applicable, of documents, declarations, assignments and other data required to effectuate the assignment back of the title and interest therein. Eloxx shall bear the expenses of the assignment and assignment back to the extent there are any.

If TRDF is unable for any reason to secure Eloxx’s signature to or to apply for the assignment back of the Assigned Patents, then Eloxx hereby irrevocably designates and appoints TRDF and its duly authorized officers, agents and assigns as its agent and attorney in fact, to act for and on its behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the assignment back, including without limitation the prosecution and issuance of letters patent or copyright registrations thereon, with the same legal force and effect as if executed by Eloxx.

4.	Eloxx shall be responsible and shall bear all costs for the preparation, filling, prosecution, protection of the Assigned Patents using independent patent counsel reasonable to TRDF. Eloxx shall: (a) instruct such patent counsel to furnish TRDF with copies of all correspondence relating to the Assigned Patents from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for TRDF to review and comment on each such response; (b) give TRDF an opportunity to review the text of each patent application before filing; (c) consult with TRDF with respect thereto; (d) supply TRDF with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep TRDF advised of the status of actual and prospective patent filings.

5.	Should Eloxx decide it does not wish to bear the costs for the preparation, filing, prosecution and protection of the Assigned Patents, Eloxx shall immediately assign such patents back to TRDF, but in any event at least sixty (60) days prior to the applicable deadline for the filing of an application or responding to an office action regarding such application and/or patent.

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6.	Except as added herein, all other terms and conditions of the Agreement shall remain in full force and effect.

7.	This Sixth Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

IN WITNESS WHEREOF, the parties hereby accept and agree to the terms and conditions of this Sixth Addendum.

ELOXX PHARMACEUTICALS LTD.		THE TECHNION RESEARCH & DEVELOPMENT FOUNDATION LTD.

By:	/s/ Silvia Noiman	By:	/s/ Benjamin Soffer

Name:	Silvia Noiman	Name:	Benjamin Soffer

Title:	CEO	Title:

Date:	11 January 2016	Date:	January 20, 2016

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Exhibit A

AMINOGLYCOSIDE DERIVATIVES AND USES THEREOF IN TREATING GENETIC DISORDERS [design around of Gen 3]
Our Ref Client Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Publication Date + No. Issue Date + Patent No.	Next Action	Status	Assignee Inventor
59536	USA PRO			02-Sep-2015 62/213,143		Foreign Filing Due 02-Sep-2015		Eloxx Pharmaceuticals Ltd. BAASOV Timor

AMINOGLYCOSIDE DERIVATIVES AND USES THEREOF IN TREATING GENETIC DISORDERS [design around of Gen 3]
Our Ref Client Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Publication Date + No. Issue Date + Patent No.	Next Action	Status	Assignee Inventor
59535	USA PRO			02-Sep-2015 62/213,187		Foreign Filing Due 02-Sep-2016		Eloxx Pharmaceuticals Ltd. BAASOV Timor

AMINOGLYCOSIDE DERIVATIVES AND USES THEREOF IN TREATING GENETIC DISORDERS US Provisional Patent Application No. 62/274,915

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